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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            OSI Pharmaceuticals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

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
                  Delaware                                                   13-3159796
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(State of Incorporation or Organization)                         (IRS Employer Identification No.)

    106 Charles Lindbergh Boulevard
              Uniondale, NY                                                  11553
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(Address of Principal Executive Offices)                                   (Zip Code)
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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: Not Applicable.

         Securities to be registered pursuant to Section 12(b) of the Act:

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
         Title Of Each Class                                  Name of Each Exchange On Which
         To Be So Registered                                  Each Class Is To Be Registered
                None                                                        N/A
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         Securities to be registered pursuant to Section 12(g) of the Act:

             Common Stock and Subordinated Debenture Purchase Rights
                                (Title of Class)

         The purpose of this amendment is to de-register the securities, known as Common Stock and Subordinated Debenture Purchase Rights, registered on a Form 8-A filed by OSI Pharmaceuticals, Inc. (the "Company") on January 12, 1999, file number 000-15190, for the reason that such securities were redeemed by the Company on July 23, 1999.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  July 27, 1999                    OSI PHARMACEUTICALS, INC.

                                        By:  /s/ Robert L. Van Nostrand
                                             Name: Robert L. Van Nostrand
                                             Title: Vice President and
                                                    Chief Financial Officer,
                                                    Secretary and Treasurer

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